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               GRIFFIN GAMING & ENTERTAINMENT, INC.

             PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                        [               ], 1996


     The undersigned hereby appoints Matthew B. Kearney and David G. Bowden, or either of them, each with full power of substitution, as the proxies of the undersigned and hereby authorizes them to represent and to vote as designated on the reverse side all shares of the common stock, par value $.01 per share (the "Common Stock"), of Griffin Gaming & Entertainment, Inc. (the "Company") that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held on
[               ], 1996 and at any adjournment or adjournments thereof.

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      THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS OF THE COMPANY

    THIS PROXY, WHEN PROPERLY RECEIVED, WILL BE VOTED IN THE MANNER INDICATED HEREIN BY THE UNDERSIGNED STOCKHOLDER. A PROXY MARKED ABSTAIN WILL BE VOTED AGAINST THE ADOPTION OF THE MERGER AGREEMENT (AS DEFINED BELOW). IF NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

    IMPORTANT - PLEASE SIGN AND DATE THE OTHER SIDE AND RETURN PROMPTLY

                     (CONTINUED ON REVERSE SIDE)


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             GRIFFIN GAMING & ENTERTAINMENT, INC.        Please mark
                                                       your votes as      X
                                                        indicated in
                                                        this example

The Company effected a one-for-five reverse stock split of its Common Stock on June 30, 1995. The Company's records indicate that you have not yet surrendered your pre-split share certificates for exchange. Please contact the Reorganization Department at ChaseMellon Shareholder Services at (800) 777-3674 for information on how to exchange your certificates. In counting the votes represented by this proxy, the inspectors of election will divide the number of your pre-split shares of Common Stock by five in order to give effect to the reverse stock split; fractions will not be counted.

                                                        FOR   AGAINST   ABSTAIN
1. Proposal to adopt the Agreement and Plan of Merger, dated as of August 19, 1996 (the "Merger Agreement"), by and among Sun International Hotels Limited, Sun
   Merger Corp. and the Company.


2. In their discretion to vote on such other business as may properly come before the meeting or any adjournment or adjournments thereof.


WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR SUCH OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN FULL PARTNERSHIP NAME BY AUTHORIZED PERSON.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

DATE:  ----------------------------------------------------------, 1996



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                   (SIGNATURE OF STOCKHOLDER)



Date:  ----------------------------------------------------------, 1996



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              (SIGNATURE OF ADDITIONAL STOCKHOLDER)



PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON AND DATE AND RETURN THIS PROXY IN THE REPLY ENVELOPE PROVIDED. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS RECEIVED.

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